EXHIBIT 11
                                                                    Page 1 of 2



                   TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      Computation of Earnings Per Common
                         and Common Equivalent Share
                    (thousands, except per share amounts)




                                        1 9 9 6               1 9 9 5
                                   ------------------     -----------------
                                               Fully                 Fully
THREE MONTHS ENDED SEPTEMBER 30:   Primary    Diluted     Primary   Diluted
                                   -------    -------     -------   -------
 Earnings before extraordinary
   gain                            $29,312    $29,312     $ 2,279   $ 2,279
   Extraordinary gain                    -          -       6,244     6,244
                                   -------    -------     -------   -------

     Net earnings                  $29,312    $29,312     $ 8,523   $ 8,523
                                   =======    =======     =======   =======
  Average common shares
   outstanding during period        14,560     14,560      10,051    10,051
  Common stock equivalents:
   Convertible preferred stock         997        997       3,299     3,299
   Stock options                       117        117         324       352
   Shares issuable in connection
    with acquired company              181        181         323       323
                                   -------    -------     -------   -------

  Shares for computation            15,855     15,855      13,997    14,025
                                   =======    =======     =======   =======
  Earnings per share:
   Before extraordinary gain       $  1.85    $  1.85     $   .16   $   .16
   Extraordinary gain                    -          -         .45       .45
                                   -------    -------     -------   -------

  Net earnings per common share    $  1.85    $  1.85     $   .61   $   .61
                                   =======    =======     =======   =======

                                                                    EXHIBIT 11
                                                                    Page 2 of 2



                   TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      Computation of Earnings Per Common
                         and Common Equivalent Share
                    (thousands, except per share amounts)




                                        1 9 9 6               1 9 9 5
                                  -------------------     -----------------
                                               Fully                 Fully
NINE MONTHS ENDED SEPTEMBER 30:    Primary    Diluted     Primary   Diluted
                                  --------    -------     -------   -------
 Earnings before extraordinary
  gain                            $ 27,755   $ 27,755     $ 1,179   $ 1,179
 Extraordinary gain                      -          -      14,047    14,047
                                  --------   --------     -------   -------
                                    27,755     27,755      15,226    15,226
 Value of common shares issued
  to induce conversion of
  preferred stock                  (12,037)   (12,037)          -         -
                                  --------   --------     -------   -------

    Net earnings                  $ 15,718   $ 15,718     $15,226   $15,226
                                  ========   ========     =======   =======

 Average common shares
  outstanding during period         13,051     13,051      10,050    10,050
 Common stock equivalents:
   Convertible preferred stock       1,648      1,648       3,300     3,300
   Stock options                       228        228         330       352
   Shares issuable in connection
    with acquired company              275        275         323       323
                                  --------   --------     -------   -------

 Shares for computation             15,202     15,202      14,003    14,025
                                  ========   ========     =======   =======
 Earnings per share:
  Before extraordinary gain       $   1.82   $   1.82     $   .09   $   .09
  Extraordinary gain                     -          -        1.00      1.00
                                  --------   --------     -------   -------

 Earnings before consideration
  for induced conversion of
  preferred stock                 $   1.82   $   1.82     $  1.09   $  1.09

 Value of conversion inducement       (.79)      (.79)          -         -
                                  --------   --------     -------   -------

 Net earnings per common share    $   1.03   $   1.03     $  1.09   $  1.09
                                  ========   ========     =======   =======